==============================================================================

                                       FORM T-1

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                               STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                       CORPORATION DESIGNATED TO ACT AS TRUSTEE

                         CHECK IF AN APPLICATION TO DETERMINE
                         ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2)           |__|

-------------------------------------------------

                                 THE BANK OF NEW YORK
                 (Exact name of trustee as specified in its charter)


New York                                                             13-5160382
(State of incorporation                     (I.R.S. employer
if not a U.S. national bank)                identification no.)

48 Wall Street, New York, N.Y.              10286
(Address of principal executive offices)    (Zip code)


-------------------------------------------------



                        ATLANTIC EXPRESS TRANSPORTATION CORP.
                 (Exact name of obligor as specified in its charter)


        New York                                13-3924567
(State or other jurisdiction of             (I.R.S. employer
 incorporation or organization)             identification no.)


                                ______________________

                           Table of Additional Registrants

Amboy Bus Co., Inc.                  New York            11-2501369
Staten Island Bus, Inc.              New York            13-2616818
Raybern Capital Corp.                New York            11-2556990
Metropolitan Escort
 Service, Inc.                       New York            13-3129197
Merit Transportation Corp.           New York            13-3768298
Temporary Transit Service, Inc.      New York            13-3240973
Atlantic-Hudson, Inc.                New York            13-3625121
Courtesy Bus Co., Inc.               New York            13-2975239

K. Corr, Inc.                     New York               11-2574233
Raybern Equity Corp.              New York               11-2543830
Metro Affiliates, Inc.            New York               13-3330142

Midway Leasing Inc.               New York               13-3137793
Brookfield Transit, Inc.          New York               13-3768247
Atlantic Paratrans, Inc.          New York               13-3563789
180 Jamaica Corp.                 New York               13-3847630
Atlantic Express
 Coachways, Inc.                  New Jersey             22-2982867
Atlantic Express of
 Pennsylvania, Inc.               Delaware               52-1820389
Atlantic Paratrans of
 Kentucky Inc.                    Kentucky               13-3852086
Raybern Bus Service, Inc.         New York               11-1739412
G.V.D. Leasing Co., Inc.          New York               13-2990595
Block 7932, Inc.                  New York               13-3903439
Atlantic-Conn. Transit, Inc.      Connecticut            13-3502325
Atlantic Express of
 Missouri, Inc.                   Missouri               13-3823116
Atlantic Express of L.A. Inc.     California             95-4631639
201 West Sotello Realty, Inc.     California
Central New York Coach Sales
 & Service, Inc.                  New York               16-1107009
Jersey Bus Sales, Inc.            New Jersey             16-1333349
Atlantic-Chittenango Real
 Property Corp.                   New York
Jersey Business Land Co., Inc.    New Jersey



7 North Street
Staten Island, New York                                  10302-1205
(Address of principal executive offices)                 (Zip code)

                                ______________________

                         103/4% Senior Secured Notes due 2004
                         (Title of the indenture securities)


==============================================================================

1.  General information.  Furnish the following information as to the Trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

--------------------------------------------------------------------------------
                  Name                                        Address
--------------------------------------------------------------------------------

    Superintendent of Banks of the          New York, 2 Rector Street,
    State of New York                       New York, N.Y. 10006, and
                                            Albany, N.Y. 12203

    Federal Reserve Bank of New York        33 Liberty Plaza,
                                            New York, N.Y. 10045

    Federal Deposit Insurance Corporation   Washington, D.C. 20429

    New York Clearing House Association     New York, New York 10005

    (b)  Whether it is authorized to exercise corporate trust powers.

    Yes.

2.  Affiliations with Obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

16. List of Exhibits.

    Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

    1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

    4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

    6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

    7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                      SIGNATURE



    Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 12th day of December, 1997.


                                            THE BANK OF NEW YORK



                                            By: /s/ Thomas E. Tabor
                                               ----------------------------
                                               Name:  Thomas E. Tabor
                                               Title: Assistant Treasurer

                                                                    Exhibit 7

------------------------------------------------------------------------------

                         Consolidated Report of Condition of

                                 THE BANK OF NEW YORK

                       of 48 Wall Street, New York, N.Y. 10286
                        And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                           Dollar Amounts
ASSETS                                                       in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
    currency and coin ................                     $ 7,769,502

  Interest-bearing balances ..........                       1,472,524
Securities:
  Held-to-maturity securities ........                       1,080,234
  Available-for-sale securities ......                       3,046,199
Federal funds sold and Securities pur-
chased under agreements to resell......                      3,193,800
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income ............................                     35,352,045
  LESS: Allowance for loan and
    lease losses ......................                        625,042
  LESS: Allocated transfer risk
    reserve............................                            429
    Loans and leases, net of unearned
      income, allowance, and reserve                        34,726,574
Assets held in trading accounts .......                      1,611,096
Premises and fixed assets (including
  capitalized leases) .................                        676,729
Other real estate owned ...............                         22,460
Investments in unconsolidated
  subsidiaries and associated
  companies ...........................                        209,959
Customers' liability to this bank on
  acceptances outstanding .............                      1,357,731
Intangible assets .....................                        720,883
Other assets ..........................                      1,627,267
                                                           -----------
Total assets ..........................                    $57,514,958
                                                           -----------
                                                           -----------
LIABILITIES
Deposits:
  In domestic offices .................                    $26,875,596
  Noninterest-bearing .................                     11,213,657
  Interest-bearing ....................                     15,661,939
  In foreign offices, Edge and
    Agreement subsidiaries, and IBFs ..                      16,334,270
  Noninterest-bearing .................                         596,369
  Interest-bearing ....................                      15,737,901

Federal funds purchased and Securities
  sold under agreements to repurchase.                       1,583,157
Demand notes issued to the U.S.
  Treasury .............................                       303,000
Trading liabilities ....................                     1,308,173
Other borrowed money:
  With remaining maturity of one year
    or less ............................                      2,383,570
  With remaining maturity of more than
one year through three years............                              0
  With remaining maturity of more than
    three years ........................                         20,679
Bank's liability on acceptances exe-
  cuted and outstanding ................                      1,377,244
Subordinated notes and debentures ......                      1,018,940
Other liabilities ......................                      1,732,792
                                                            -----------
Total liabilities ......................                     52,937,421
                                                            -----------
EQUITY CAPITAL
Common stock ...........................                      1,135,284
Surplus ................................                        731,319
Undivided profits and capital
  reserves ............................                       2,721,258
Net unrealized holding gains
  (losses) on available-for-sale
  securities ..........................                           1,948
Cumulative foreign currency transla-
  tion adjustments ....................                     (    12,272)
                                                           ------------
Total equity capital ..................                       4,577,537
                                                           ------------
Total liabilities and equity
  capital .............................                     $57,514,958
                                                           ------------
                                                           ------------

    I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                 Robert E. Keilman

    We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


    Alan R. Griffith     )
    J. Carter Bacot      )
    Thomas A. Renyi      )    Directors

------------------------------------------------------------------------------